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                                                                    Exhibit 4.03

No. WA STI-                                                 ____________Warrants
       ------

                       StrandTek(TM) International, Inc.
                            (a Delaware corporation)


               Callable Warrant for the Purchase of Common Stock
                                  Series "B"


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE IN RELIANCE ON, AMONG OTHER MATTERS, THE EXEMPTIONS SET FORTH IN SECTION 4(2) OF THE ACT AND/OR REGULATION D PROMULGATED THEREUNDER, AND EXEMPTIONS FROM APPLICABLE STATES' SECURITIES LAW REGISTRATION OR QUALIFICATION REQUIREMENTS. NONE OF THESE SECURITIES MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT OR OTHER QUALIFICATION UNDER THE ACT AND/OR SUCH LAWS, OR (ii) THE ISSUER HAS BEEN FURNISHED WITH A DETAILED STATEMENT OF THE CIRCUMSTANCES OF THE PROPOSED DISPOSITION AND WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED FOR SUCH DISPOSITION.

                            * * * * * * * * * * * *

This is to certify that *********, for value received by StrandTek(TM)
__________________
International, Inc. a Delaware corporation (the "Company"), and subject to the terms and conditions herein set forth, the above named person or registered assigns (the "Warrant Holder") is the owner of the number of the Company's warrants set forth above (the "Warrants") and is entitled pursuant to this warrant (the "Warrant") to purchase within the time provided in Section 1, on written notice to the Company and delivery of this certificate with the Form of Election to Purchase duly executed, along with the consideration due therefor [computed at the price of $.81 (eighty-one cents) per share, as adjusted from time to time as herein set forth (the "Purchase Price")] and such other documents as the Company may require incident to such exercise, one share of common stock, $.0001 par value, of the Company (the "Common Stock") for each Warrant represented by this certificate (such shares of Common Stock purchasable upon exercise of this Warrant are herein sometimes called the "Warrant Stock"). Notwithstanding anything in this Warrant to the contrary, no Common Stock shall be issued following an exercise of this Warrant, and this Warrant shall not be considered to have been exercised, until and unless the Company shall have received from the person seeking to exercise this Warrant (and, if different, each person in whose name the Company has been requested to issue Warrant Stock) either (i) a registration statement covering such Warrant Stock effective with the Securities and Exchange Commission and all applicable states' securities commissions or (ii) an opinion of counsel acceptable to the Company to the effect that no registration or qualification is required for such issuance, along with such investment representations as shall be considered necessary or appropriate by the Company and a consent to the Warrant Stock bearing a legend substantially as set forth in Section 7.

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     1.  Term of Warrant.  This Warrant may be exercised, in whole or in part, in the manner provided in Section 6, at any time commencing on ___________ and ending at 5:00 p.m. five (5) years thereafter (or earlier if terminated under Section 2) (the "exercise period"); provided, however, that the Company may extend the exercise period by giving notice of such extension to the Warrant Holder.

     2. Possible Earlier Termination. (a) The Company may call for the exercise of this Warrant at any time after the closing bid price (if the Common Stock is traded in the over-the-counter market) or the closing sale price (if the Common Stock is listed for trading on a national securities exchange, even if it is also traded over-the-counter) of the Common Stock (adjusted for any share recapitalization or other adjustment as noted herein) exceeds One Dollar ($1.00) per share for a twenty (20) consecutive trading day period, by giving thirty (30) days notice to the Warrant Holder of such earlier termination date. If this Warrant is not exercised on or before such earlier termination date, it shall become wholly void on that date.

     (b) In case of the dissolution, liquidation or winding-up of the Company, all rights to exercise this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up, and not later than thirty (30) days after such commencement date. Notice of such termination of exercise rights shall be given at least thirty (30) days prior to such termination date to the Warrant Holder. If this Warrant is not exercised on or before such earlier termination date, it shall become wholly void on that date.

     3. Registration Rights. In the event the Company proposes to file with the Securities and Exchange Commission a Registration Statement (except a Registration Statement on Form S-4 or S-8) pursuant to the Securities Act of 1933, as amended, to register Common Stock for sale pursuant to an underwritten public offering, and provided that the rights contained in this Warrant have been exercised, the Company shall, at least thirty (30) days prior to such filing, give notice thereof to the registered holder of this Warrant at the time the Common Stock underlying this Warrant was issued upon exercise of this Warrant and shall offer to such holder to include for registration the shares of Common Stock issued to such holder upon exercise of this Warrant, subject to the underwriter's approval and the other provisions hereof. The Company shall use its reasonable best efforts to obtain the approval of the underwriter to register those shares of Common Stock issued to such holder upon exercise of this and other Warrants, provided the Company receives, within ten (10) days after the date notice was provided to such holder by the Company as hereinabove provided, a written request from such holder setting forth the number of shares of Common Stock to be registered and such other information as is required by the Company to complete the registration. In the event the underwriter does not agree to register all shares of Common Stock so requested to be registered, the number of shares to be registered will be pro-rated, if necessary, among all participating stockholders possessing registration rights, whether with respect to this and other Warrants or otherwise. Each participating stockholder shall be required to agree to refrain from publicly selling Common Stock until a date not less than ninety (90) days from the effective date of a Registration Statement covering such shares, or such other date as may be agreed upon by the underwriter and a majority (based on number of shares) of the participating stockholders, and to indemnify the Company and the underwriter from any liability arising as a result of any misrepresentation or omission made by such stockholder in connection with the Company's registration of such Common Stock.

     Except as hereinafter provided to the contrary, all fees, disbursements and out-of-pocket expenses incurred by the Company to register Common Stock of participating stockholders pursuant to this Section 3, including all expenses under relevant securities laws, shall be borne by the Company. Any brokerage commissions and underwriting discounts incurred in the sale of Common Stock by a stockholder participating in such registered offering shall be borne by the stockholder, as well as any fees for attorneys employed by any such stockholder.

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     Notwithstanding anything to the contrary in this Section 3, the Company shall not be required by the provisions of this Section 3 to register any shares of Common Stock if, in the opinion of counsel for the Company (which opinion shall also be addressed to the applicable registered holder of this Warrant), the proposed public offering or transfer of the shares as to which registration is requested under the provisions of this section is exempt from the registration provisions of the Securities Act of 1933, as amended (e.g., under the provisions of Rule 144 as adopted by the Securities and Exchange Commission), and such shares would not constitute restricted securities in the hands of the purchaser or transferee, assuming such purchaser or transferee is not an affiliate or control person of the Company. In addition, notwithstanding the other provisions hereof, the Company shall have the right at any time after it has given the notice contemplated in this Section 3 (irrespective of whether any written request for inclusion of shares has been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     The rights provided under this Section 3 to the registered holder of this Warrant at the time the Common Stock underlying this Warrant is issued are personal to such holder and shall not inure to the benefit of any transferee or assignee of Common Stock acquired or to be acquired upon exercise of this Warrant.

     4. Adjustments to Purchase Price and for Splits, Dividends, Merger, Consolidation, etc. (a) When any adjustment is made under this Section 4 in the Purchase Price or in the number or kind of security issuable upon exercise of Warrants, the Company shall cause a copy of a statement relative to such adjustment to be mailed to the Warrant Holder. Any such adjustment shall be made on the basis of the number of shares of Common Stock that the Warrant Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such an adjustment.

     (b) The Company may, by its Board of Directors, in its sole discretion, lower the Purchase Price at any time, for such period of time and based on such conditions as are established by the Board of Directors in its sole discretion.

     (c) If there is any change in the number or kind of outstanding shares of the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, share exchange, or other change in the capital structure of the Company, appropriate adjustment will be made so that the Warrant Holder has the right thereafter to receive, upon the exercise of this Warrant, the kind and amounts of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to any such event, the Warrant Holder had held the number of shares of Common Stock that were purchasable upon exercise of this Warrant.

     (d) Notwithstanding anything in this Warrant to the contrary, the Purchase Price and the number and kind of securities purchasable upon exercise of this Warrant also shall be adjusted, without duplication of any adjustment required by any other provision of this Warrant, from time to time as follows:

          (i) In case the Company shall at any time prior to the exercise of this Warrant declare to the holders of Common Stock a dividend payable in shares of Common Stock, the holder of this Warrant who thereafter exercises the same shall be entitled to receive for the per share exercise price (as the same may be adjusted from time to time as provided herein), in addition to one share of Common Stock for each of the Warrants exercised, such additional share or shares of Common Stock as the Warrant Holder would have received in the form of such stock dividend had such Warrant Holder been the holder of record of such shares of Common Stock purchasable upon exercise of this Warrant on the record date for the determination of holders of Common Stock entitled to receive such stock dividend.

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          (ii) In case the Company shall while this Warrant remains in force effect a recapitalization of such character that the shares of Common Stock covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter the number of shares of Common Stock which the holder hereof shall be entitled to receive upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the outstanding number of shares of Common Stock by reason of such recapitalization, and the per share exercise price of each share of Common Stock underlying this Warrant shall, in the case of an increase in the number of shares outstanding, be proportionately reduced, and in the case of a decrease in the number of shares outstanding be proportionately increased.

          (iii) In case the Company shall at any time prior to the exercise of this Warrant consolidate or merge with, or transfer directly or indirectly its property as an entirety to, or substantially as an entirety to, any other corporation, the holder of this Warrant who thereafter exercises the same shall be entitled to receive, for the per share exercise price (as the same may be adjusted from time to time as provided herein), the number of shares of stock or other securities or property of the entity resulting from such consolidation, merger or transfer to which the holder of record of the shares of Common Stock purchasable upon exercise of this Warrant would have been entitled had the Warrant Holder exercised this Warrant and had such purchasable shares of Common Stock been issued and outstanding, and had such holder been the holder of record of such shares of Common Stock at the time of such consolidation, merger or transfer.

          (iv) Subject to the provisions of Section 2(b), in case the Company shall at any time prior to the exercise of this Warrant make any distribution of its assets to holders of Common Stock as a liquidating or partial liquidating dividend, by way of return of capital or otherwise other than as either a cash dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Delaware or a stock dividend as provided in
Section 4(d)(i), then the holder of this Warrant who thereafter exercises the same after the record date for the determination of those stockholders entitled to such distribution of assets shall be entitled to receive for the per share exercise price (as the same may be adjusted from time to time as provided herein), in addition to one share of Common Stock for each of the Warrants exercised, the amount of such distribution of assets (or at the option of the Company a sum equal to the value of any such assets at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to such Warrant Holder had such holder been the holder of record of such share of Common Stock purchasable upon exercise of such Warrant on the record date for the determination of those entitled to such distribution.

     (e) No adjustment of the number or kind of security issuable upon exercise of this Warrant or of the Purchase Price shall be made in any event other than those specified in this Section 4. For example, notwithstanding anything contained herein to the contrary, no adjustment shall be made in the Purchase Price in the event the Company shall pay a cash dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Delaware, or shall issue or sell Common Stock for a consideration per share less than the Purchase Price then in effect, or shall issue or sell any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock less than the Purchase Price in effect immediately prior to the issuance of such convertible or exchangeable securities.

     5. Reservation of Common Stock. The number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved by the Company for the exercise thereof.

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     6.  Manner of Exercise. Exercise within the time indicated in Section 1 may be made of the whole or any part of this Warrant by surrendering it, with the Form of Election to Purchase provided herein duly executed by the Warrant Holder or the Warrant Holder's duly authorized attorney, along with delivery of the Purchase Price for each of the Warrants exercised and such other documents as the Company may require incident to such exercise, at the office of the Company, 455 N. Indian Rocks Road, Belleair Bluffs, FL 33770 or at such other office or agency as the Company may designate.

     7. Issuance of Common Stock Upon Exercise. The Company shall cause to be issued, within ten (10) days after the exercise of this Warrant and compliance with all of the terms, provisions and restrictions contained or referred to herein, a certificate in the name of the Warrant Holder for the number of shares of Common Stock (or other securities or property or combination thereof) to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Warrant shall be validly issued, fully paid, and non-assessable, and shall bear a legend reading substantially as follows:

     The securities represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state in reliance upon, among other matters, the exemption set forth in Section 4(2) of the Act and/or Regulation D promulgated thereunder and exemptions from applicable states' securities law registration or qualification requirements. These securities may not be sold, pledged or otherwise disposed of unless (i) covered by an effective registration statement or other qualification under the Act and/or such laws, or (ii) the issuer has been furnished with a detailed statement of the circumstances of the proposed disposition and with an opinion of counsel acceptable to the issuer to the effect that no registration or qualification is required for such disposition.

     Irrespective of the date of the issuance and delivery of a certificate for any Common Stock (or other securities or property or combination thereof) issuable upon the exercise of this Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock (or other securities or property or combination thereof) represented thereby on the date on which this Warrant is exercised in accordance with Section 6.

     8. No Right as a Stockholder. The Warrant Holder is not, by virtue of ownership of this Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     9. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or any other voluntary action, avoid or seek to avoid the observance of performance of any terms of this Warrant, but will at all times act in good faith in taking any such action.

     10. Assignment. This Warrant and any shares of Common Stock issued upon exercise hereof is assignable by the Warrant Holder only upon compliance with all of the terms, provisions and restrictions contained or referred to herein.

     11. Governing Law. Except as preempted by federal law, this Warrant shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware.

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     12.  Other Miscellaneous Provisions. Whenever this Warrant requires that notice be given, such notice shall be required to be given in writing even if not so specified in any case, and all notices by the Company to the Warrant Holder shall be sufficiently given if given to the last known address of the registered holder hereof as the same shall appear on the books of the Company. Unless otherwise qualified, references in this Warrant to "Section" are to provisions of this Warrant and a reference thereto includes any subparts. The headings of Sections are inserted for convenience only and are not a part of this Warrant. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the others. As used herein, the terms "herein", "hereof", "hereunder" and similar references refer to the whole of this Warrant, "include", "including" and similar terms are not words of limitation, and "person" means any individual, partnership, corporation or other entity, whether organized for profit or not for profit, and whether private, public, governmental or otherwise. In the event that any date specified herein or determined hereunder shall be on a Saturday, Sunday or nationally declared holiday, then that date so specified or determined shall be deemed to be the next business day following such date and compliance by or on that day shall be deemed to be compliance with the terms of this Warrant.

     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant by and through its duly authorized officers.

                              StrandTek(TM) International, Inc., a Delaware corporation


                              By:__________________________
                              President


ATTEST:
                              By:__________________________
                              Secretary

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                         FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder when the Warrant Holder desires to exercise Warrants evidenced by the within Warrant Certificate.)

To:  StrandTek(TM) International, Inc.
     455 N. Indian Rocks Road
     Belleair Bluffs, FL 33770

     The undersigned hereby irrevocably elects to exercise __________________ Warrants evidenced by the within Warrant Certificate according to the conditions hereof, and to purchase thereunder _______________ full shares of Common Stock issuable upon exercise of those Warrants and hereby tenders the amount of $_____, including any applicable transfer or issuance taxes, in full payment thereof.

     The undersigned requests that certificates for such shares be issued in the name of:

______________________               Tax ID #


(please print name & address)

     If such number of Warrants hereby exercised shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

______________________               Tax ID #


(please print name & address)


Dated:___________________X

                                  (signature)

Notice: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the Warrant Holder must be guaranteed:

Signature guaranteed:

(Signature must be guaranteed by a commercial bank or member firm of one of the following Stock Exchanges: New York Stock Exchange, Pacific Coast Stock Exchange, American Stock Exchange or Midwest Stock Exchange.)

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                            * * * * * * * * * * * *

                              FORM OF ASSIGNMENT

(To be executed by the registered Warrant Holder if the registered Warrant Holder desires to assign Warrants evidenced by the within Warrant Certificate. No assignment or any transfer can be made in violation of the Securities Act of 1933, as amended, or applicable state securities laws. See restrictive legend, supra.)

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto Warrants evidenced by the within Warrant Certificate together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Warrants on the books of the Company, with full power of substitution.

Dated:___________________________X

                                        (signature)

Notice: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and the above signature must be guaranteed.


Signature guaranteed:

(Signature must be guaranteed by a commercial bank or member firm of one of the following Stock Exchanges: New York Stock Exchange, Pacific Coast Stock Exchange, American Stock Exchange or Midwest Stock Exchange.)

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